UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 7, 2015

BG STAFFING, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36704	26-0656684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5850 Granite Parkway, Suite 730
Plano, Texas 75024
(Address of principal executive offices, including zip code)

(972) 692-2400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 7, 2015, BG Staffing, Inc. (the Company) held its annual meeting of shareholders (the Annual Meeting). At the Annual Meeting, the Company's shareholders voted on three proposals and cast their votes as described below. The proposals are further described in the Company’s definitive proxy statement on Schedule 14A as filed with the SEC on March 26, 2015.

Proposal 1
An election of a Class I director of the Company to serve until the third annual meeting following the Annual Meeting. The following individual was elected as a Class I director of the Company:

Nominee	Votes For	Votes Withheld	Broker Non-votes
L. Allen Baker, Jr.	2,436,070	100	1,700,112

There were no abstentions on this matter.

Proposal 2
The proposal to amend the Company's bylaws to provide for the reimbursement to the Company and certain other persons of litigation expenses with respect to unsuccessful proceedings involving stockholders and certain other persons was voted down based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-votes
1,828,717	44,756	562,697	1,700,112

Proposal 3
The proposal to ratify the appointment of Whitley Penn LLP as our independent registered public accounting firm for the year ending December 27, 2015 was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-votes
4,123,072	13,210	—	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BG STAFFING, INC.

Date: May 8, 2015		/s/ Michael A. Rutledge
	Name: Title:	Michael A. Rutledge Chief Financial Officer and Secretary (Principal Financial Officer)